Exhibit 99.1

PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com


                            Georgetown Bancorp, Inc.
              Reports Results for Quarter Ended September 30, 2005

         GEORGETOWN, MASSACHUSETTS, October 31, 2005 -
         Georgetown Bancorp, Inc. (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended September 30, 2005 of $34,000 or $.01 per basic and diluted share versus net income of $127,000 for the three months ended September 30, 2004. Earnings per share data is not presented for 2004, as shares were not issued until January 5, 2005.

         Net interest income increased $54,000, or 5.2% to $1.1 million for the three months ended September 30, 2005, from $1.0 million for the same period in 2004. This increase in our net interest income was a result of the $11.3 million, or 100.7%, increase in our net average interest-earning assets to $22.5 million for the three months ended September 30, 2005, from $11.2 million during the same period in 2004, partially offset by the decrease in our net interest margin to 2.87% during the three months ended September 30, 2005, from 3.19% for the same period in 2004.

         Robert E. Balletto, President and Chief Executive Officer, said, "We expect our North Andover office to open during November 2005. We also expect that operating costs of the new branch will have an initial negative impact on earnings, but we remain encouraged by its anticipated long-term positive affect on shareholder value."

         The provision for loan losses for the three months ended September 30, 2005 was $33,000 compared with $18,000 for the same period in 2004.

         Non-interest income for the three months ended September 30, 2005 was $109,000, compared to $98,000 for the same period in 2004.

         Non-interest expense for the three months ended September 30, 2005 was $1.1 million, compared to $916,000, for the same period in 2004. The increase in non-interest expense was primarily due to a $161,000 increase in salaries and benefits, which included new expense from the investment services program and a $44,000 increase in professional fees associated with our new public company status.

         Total assets increased by $3.5 million, or 2.19%, to $162.5 million at September 30, 2005 from $159.0 million at June 30, 2005. Investment securities available for sale increased $2.1 million, to $18.9 million at September 30, 2005 from $16.8 million at June 30, 2005. Investment securities held to maturity decreased $1.2 million, to $11.2 million at September 30, 2005 from $12.4 million at June 30, 2005. Net loans receivable increased $2.5 million, to $117.2 million at September 30, 2005 from $114.8 million at June 30, 2005.

         Total deposits decreased $507,000, to $89.8 million at September 30, 2005 from $90.3 million at June 30, 2005. Joseph R. Pollard, Vice President/Retail Banking, said "We are excited about the launching of our new deposit campaign, `WOW! There is a difference.' The WOW! product line is all about the customer relationships. Receiving 2.00% APY on checking balances is great, but it also opens the door to exceptional rates on savings, money market accounts and certificates of deposit. Culturally, our goal is to "WOW!" our customers, not just satisfy them."

         Total borrowings from the Federal Home Loan Bank increased $3.5 million, to $50.4 million at September 30, 2005 from $46.8 million at June 30, 2005.

         Total stockholders' equity at September 30, 2005 and June 30, 2005 was $19.2 million and $19.3 million, respectively, representing 11.82% and 12.13% of total assets at those dates. The decrease in total stockholders' equity was primarily due to the impact of adjusting the market value of available for sale securities due to interest rate changes.

                            GEORGETOWN BANCORP, INC.
                        STATEMENTS OF FINANCIAL CONDITION
                       -----------------------------------
                                   (unaudited)
                                     ASSETS

                                                                                    At                 At
                                                                               September 30,        June 30,
                                                                                   2005               2005
                                                                              --------------     --------------
                                                                              (In thousands)     (In thousands)

Cash and due from banks                                                       $        2,838     $        1,887
Short-term investments                                                                 2,180              3,191
                                                                              --------------     --------------
               Total cash and cash equivalents                                         5,018              5,078

Securities available for sale, at fair value                                          18,947             16,814
Securities held to maturity, at amortized cost                                        11,150             12,380
Federal Home Loan Bank stock, at cost                                                  2,686              2,526
Loans, net of allowance for loan losses of $917,000
    at September 30, 2005 and $882,000 at June 30, 2005                              117,245            114,781
Premises and equipment, net                                                            4,858              4,885
Accrued interest receivable                                                              674                680
Bank-owned life insurance                                                              1,177              1,166
Other assets                                                                             754                717
                                                                              --------------     --------------

               Total assets                                                   $      162,509     $      159,027
                                                                              ==============     ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                      $       89,829     $       90,336
Short-term borrowings                                                                 30,400             28,350
Long-term Federal Home Loan Bank advances                                             19,956             18,468
Securities sold under agreements to repurchase                                           843                989
Mortgagors' escrow accounts                                                              323                268
Accrued expenses and other liabilities                                                 1,943              1,331
                                                                              --------------     --------------
               Total liabilities                                                     143,294            139,742
                                                                              --------------     --------------


Stockholders' equity:
Preferred stock, $0.10 par value per share:  1,000,000
  shares authorized; none outstanding                                                      -                  -
Common Stock, $0.10 par value per share: 10,000,000
  shares authorized; 2,777,250 shares issued and outstanding                             278                278
Additional paid-in capital                                                            11,452             11,452
Retained earnings                                                                      8,416              8,383
Accumulated other comprehensive loss                                                    (137)               (17)
Unearned compensation - ESOP                                                            (794)              (811)
                                                                              --------------     --------------
               Total stockholders' equity                                             19,215             19,285
                                                                              --------------     --------------

               Total liabilities and stockholders' equity                     $      162,509     $      159,027
                                                                              ==============     ==============

                            GEORGETOWN BANCORP, INC.
                            STATEMENTS OF OPERATIONS
                           --------------------------
                                   (unaudited)

                                                                Three Months Ended
                                                          September 30,     September 30,
                                                              2005              2004
                                                         --------------    --------------
                                                                  (In thousands)
Interest and dividend income:
    Loans, including fees                                $        1,595    $        1,380
    Investment interest and dividends                               331               247
    Short-term investments                                           30                 5
                                                         --------------    --------------
               Total interest and dividend income                 1,956             1,632
                                                         --------------    --------------

Interest expense:
    Deposits                                                        408               326
    Federal Home Loan Bank advances                                 462               274
    Securities sold under agreements to repurchase                    2                 2
                                                         --------------    --------------
               Total interest expense                               872               602
                                                         --------------    --------------

Net interest income                                               1,084             1,030
Provision for loan losses                                            33                18
                                                         --------------    --------------
Net interest income, after provision for loan losses              1,051             1,012
                                                         --------------    --------------

Non-interest income:
    Customer service fees                                            92                81
    Loss on sale of securities available for sale                     -                (2)
    Income from bank-owned life insurance                            11                11
    Other                                                             6                 8
                                                         --------------    --------------
               Total non-interest income                            109                98
                                                         --------------    --------------

Non-interest expenses:
    Salaries and employee benefits                                  653               492
    Occupancy and equipment expenses                                170               152
    Data processing expenses                                         57                70
    Professional fees                                                85                41
    Advertising expense                                              10                31
    Other general and administrative expenses                       135               130
                                                         --------------    --------------
               Total non-interest expenses                        1,110               916
                                                         --------------    --------------

Income before income taxes                                           50               194

Income tax expense                                                   16                67
                                                         --------------    --------------

Net income                                               $           34    $          127
                                                         ==============    ==============

Earnings per share:
Basic                                                             $0.01               N/A
Diluted                                                           $0.01               N/A

     About Georgetown Savings Bank
----------------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. The Bank expects to open a third branch in North Andover, MA in November 2005. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END